UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Metacrine, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

Dear Stockholder:

The 2022 annual meeting of stockholders of Metacrine, Inc. (the “Annual Meeting”) will be held on May 18, 2022 at 8:00 a.m., Pacific Time via a live webcast, for the following purposes:

1. To elect the two nominees for director to serve as Class II directors for a three-year term to expire at the 2025 annual meeting of stockholders;

2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022; and

3. To conduct any other business properly brought before the meeting.

As noted above, the Annual Meeting will be completely virtual, and will be conducted solely by remote communication via a live webcast. There will not be a physical meeting location and stockholders will not be able to attend the Annual Meeting in person. This means that you can vote your shares, submit questions for consideration, and attend the Annual Meeting online. To be admitted to the live webcast, you must register in advance at www.proxydocs.com/MTCR, as described in the Notice of Internet Availability of Proxy Materials or proxy card. As part of the registration process, you must enter the Control Number shown on your Notice of Internet Availability of Proxy Materials or proxy card. After completion of your registration, further instructions, including a unique link to access the Annual Meeting, will be emailed to you. You will not be able to attend the Annual Meeting in person.

The foregoing items of business are more fully described in the attached Proxy Statement, which forms a part of this notice and is incorporated herein by reference. Our Board of Directors has fixed the close of business on March 29, 2022 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Your vote is important. Whether or not you expect to attend our virtual Annual Meeting, please vote as soon as possible. If you received the Notice of Internet Availability, a proxy card was not sent to you and you may vote only via the Internet unless you attend the virtual Annual Meeting, in which case you may vote during the virtual Annual Meeting by following the registration instructions outlined above, or request that a proxy card and proxy materials be mailed to you. If you have requested that a proxy card and proxy materials be mailed to you, and you have received those materials, then you may vote via the Internet, by telephone or by mailing a completed proxy card. For specific voting instructions, please refer to the information provided in the accompanying Proxy Statement and in the Notice of Internet Availability.

All stockholders are cordially invited to virtually attend the meeting. On behalf of the Board of Directors and the employees of Metacrine, Inc., we thank you for your continued support.

By Order of the Board of Directors

/s/ Preston Klassen, M.D.
Preston Klassen, M.D.
President, Chief Executive Officer and Director

San Diego, California

April 7, 2022

METACRINE, INC.

4225 Executive Square, Suite 600

San Diego, CA 92037

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

to be held on Wednesday, May 18, 2022

The Board of Directors (sometimes referred to as the “Board”) of Metacrine, Inc. (sometimes referred to as “we,” “us,” “our,” the “Company” or “Metacrine”) is soliciting the enclosed proxy for use at the Company’s 2022 Annual Meeting of Stockholders (including any adjournments, continuations or postponements thereof, the “Annual Meeting”) on May 18, 2022 at 8:00 a.m., Pacific Time. The Annual Meeting will be a virtual meeting, which will be conducted via live webcast.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be held on May 18, 2022:

This proxy statement for the Annual Meeting (this “Proxy Statement”) and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (our “2021 Annual Report”) are available electronically at http://www.proxydocs.com/MTCR.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules of the Securities and Exchange Commission (the “SEC”), we use the Internet as the primary means of furnishing proxy materials to our stockholders. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders with instructions on how to access the proxy materials over the Internet or request a printed copy of the materials, and for voting over the Internet.

Stockholders may follow the instructions in the Notice of Internet Availability of Proxy Materials to elect to receive future proxy materials in print by mail or electronically by email. We encourage our stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and reduce the cost to us associated with the printing and mailing of materials.

We intend to mail the Notice of Internet Availability of Proxy Materials on or before April 8, 2022 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice of Internet Availability of Proxy Materials, on or after April 18, 2022.

How can I attend the Annual Meeting?

The Annual Meeting will be accessible through the Internet via a live webcast. We adopted a virtual format for our Annual Meeting to enhance stockholder access, participation and communication by allowing our stockholders to join remotely from anywhere with an Internet connection, and avoid the time, effort and elevated expenses of organizing physical meetings which historically have been attended by only a few stockholders.

You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on our record date of March 29, 2022 or hold a valid proxy for the meeting. To be admitted to the Annual Meeting’s live webcast, you must register in advance at www.proxydocs.com/MTCR, as described in the Notice of Internet Availability of Proxy Materials or proxy card. As part of the registration process, you must enter the Control Number shown on your Notice of Internet Availability of Proxy Materials or proxy card. After completion of your registration, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.

You may submit a question in advance of the meeting at www.proxydocs.com/MTCR after logging in with the Control Number shown on your Notice of Internet Availability of Proxy Materials or proxy card. If you wish to submit a question, on the day of the Annual Meeting, beginning at 8:00 a.m. Pacific Time on Wednesday, May 18, 2022, you may log into the virtual meeting platform using the unique link provided to you via email following the completion of your registration at www.proxydocs.com/MTCR, and follow the instructions there. Our virtual Annual Meeting will be governed by our Rules of Conduct and Procedures, which will be made available on the Annual Meeting’s live webcast on the day of the Annual Meeting and will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 29, 2022, the record date for the Annual Meeting (the “Record Date”), are entitled to vote at the Annual Meeting.

At the close of business on the Record Date, there were 42,163,510 shares of our common stock outstanding. Common stock is the only class of stock entitled to vote at the Annual Meeting. A list of our stockholders of record will be available for inspection online during the Annual Meeting at www.proxydocs.com/MTCR, and during the ten days prior to the Annual Meeting upon request. If you would like to view the list, please contact our Secretary to schedule an appointment by calling (858) 369-7800 or writing to him at the address above.

Stockholders of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting if you attend online or vote by proxy. Whether or not you plan to attend the Annual Meeting online, we encourage you to vote by proxy via the Internet, by telephone or by mail, as instructed below to ensure your vote is counted.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. As discussed above, if you are a street name stockholder, you are invited to attend and vote your shares at the Annual Meeting online so long as you register to attend the Annual Meeting at www.proxydocs.com/MTCR in advance. However, since you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are two proposals scheduled for a vote:

Proposal 1: Election of two Class II nominees for director to hold office until the 2025 annual meeting of stockholders.

Proposal 2: Ratification of the selection of Ernst and Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

How many votes do I have?

Each share of Metacrine common stock that you own as of March 29, 2022, the Record Date, entitles you to one vote at the Annual Meeting.

How do I vote?

With respect to the election of two Class II director nominees, you may either vote “FOR” the nominees to the Board or you may “WITHHOLD” your vote for any nominee you specify. With respect to the ratification of the appointment of Ernst & Young, LLP as our independent registered public accounting firm, you may vote “FOR,” “AGAINST” or abstain from voting.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, there are several ways for you to vote your shares. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy prior to the Annual Meeting to ensure that your vote is counted.

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Via the Internet: Internet voting is available at www.proxypush.com/MTCR, 24 hours a day, seven days a week, until 7:59 a.m. Pacific Time on May 18, 2022, by following the instructions provided in the Notice of Internet Availability of Proxy Materials. You will be asked to provide the company number and Control Number from your Notice of Internet Availability of Proxy Materials or proxy card.

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By Telephone: To vote over the telephone, dial toll-free (866) 858-8958 and follow the recorded instructions. You will be asked to provide the Company Number and Control Number from your Notice of Internet Availability of Proxy Materials or proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 7:59 a.m. Pacific Time, on May 18, 2022.

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By Mail: If you request printed copies of the proxy materials by mail, you may vote using your proxy card by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided. If you properly complete your proxy card and send it to us before the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed.

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At the Virtual Annual Meeting: You may vote during the virtual Annual Meeting through www.proxydocs.com/MTCR. To be admitted to the Annual Meeting and vote your shares, you must register in advance to attend the Annual Meeting at www.proxydocs.com/MTCR and provide the Control Number shown on your Notice of Internet Availability of Proxy Materials or proxy card. After completion of your registration, further instructions, including a unique link to access the annual meeting, will be emailed to you.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received voting instructions from that organization rather than directly from us. Please check with your bank, broker, or other agent and follow the voting instructions they provide to vote your shares. Generally, you have three options for returning your proxy.

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By Method Listed on Voting Instruction Card: Please refer to your voting instruction card or other information provided by your bank, broker or other agent to determine whether you may vote by telephone or electronically on the Internet, and follow the instructions on the voting instruction card or other information provided by your broker, bank or other agent. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank, broker or other agent does not offer Internet or telephone voting information, please follow the other voting instructions they provide to vote your shares.

•	By Mail: You may vote by signing, dating and returning your voting instruction card in the pre-addressed envelope provided by your broker, bank or other agent.

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At the Virtual Annual Meeting: To vote online during the virtual Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker or bank to request the proxy form authorizing you to vote the shares. You must also register to attend the Annual Meeting at www.proxydocs.com/MTCR in advance and provide the Control Number shown on your proxy card. After completion of your registration, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.

May I revoke my proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the four following ways:

•	you may send in another signed proxy with a later date;

•	you may authorize a proxy again on a later date on the Internet (only the latest Internet proxy submitted prior to the Annual Meeting will be counted);

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you may notify our Secretary at 4225 Executive Square, Suite 600, San Diego, CA 92037, in writing before the Annual Meeting that you have revoked your proxy, after which you are entitled to submit a new proxy or vote during the virtual Annual Meeting; or

•	submitting an electronic ballot during the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, by virtual attendance or by proxy, of holders representing a majority of our outstanding common stock as of March 29, 2022, or approximately 21,081,756 shares, constitutes a quorum at the meeting, permitting us to conduct our business.

What vote is required to approve each proposal?

Proposal 1: Election of Nominees for Director. Directors are elected by a plurality vote. “Plurality” means that the two director nominees for Class II who receives the largest number of votes cast “FOR” such nominee will be elected as a director. As a result, any shares not voted “FOR” a particular nominee, whether as a result of a “WITHHOLD” vote or a broker non-vote (in other words, where a brokerage firm has not received voting instructions from the beneficial owner and for which the brokerage firm does not have discretionary power to vote on a particular matter), will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “FOR” or “WITHHOLD” on the two nominees for election as a director.

Proposal 2: Ratification of Independent Registered Public Accounting Firm. The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy during the Annual Meeting and entitled to vote thereon to be approved. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Voting results will be tabulated and certified by the inspector of election appointed for the Annual Meeting.

How will my shares be voted if I do not specify how they should be voted?

If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, then your shares will be voted at the Annual Meeting in accordance with the Board’s recommendation on all matters presented for a vote at the Annual Meeting. Similarly, if you sign and return a proxy card but do not indicate how you want to vote your shares for a particular proposal or for any of the proposals, then for any proposal for which you do not so indicate, your shares will be voted in accordance with the Board’s recommendation.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters, but may not use its discretion to vote your shares on “non-routine” matters under the rules of the New York Stock Exchange (the “NYSE”). If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.” Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported.

What is the effect of withheld votes, abstentions and broker non-votes?

Shares of common stock held by persons attending the virtual Annual Meeting but not voting, and shares represented by proxies that reflect withheld votes or abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. Abstentions are not an affirmative or negative vote on a proposal, so abstaining does not count as a vote cast and has no effect for purposes of determining whether our stockholders have ratified the appointment of Ernst & Young, LLP, our independent registered public accounting firm. The election of directors is determined by a plurality of votes cast, so a “WITHHOLD” vote will not be counted in determining the outcome of such proposal.

Shares represented by proxies that reflect a broker non-vote will be counted as present for purposes of determining the presence of a quorum exists. As discussed above, a broker non-vote occurs when an organization holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. With regard to the election of directors, which is considered a non-routine matter, broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. Ratification of the appointment of Ernst & Young, LLP is considered a routine matter on which a broker or other nominee has discretionary authority to vote. If there are broker non-votes for this proposal, they will not be counted as votes cast and will have no effect on the result of the vote.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	Proposal 1: “FOR” the election of the two Class II nominees for director;

•	Proposal 2: “FOR” the ratification of the selection of Ernst and Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

If you vote via the Internet, by telephone, or sign and return a proxy card by mail but do not make specific choices, your shares, as permitted, will be voted as recommended by our Board. If any other matter is presented at the Annual Meeting, your proxy will vote in accordance with his or her best judgment. As of the date of this Proxy Statement, we know of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

Who is paying the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. Our directors, officers and other employees may solicit proxies in person or by mail, telephone, fax or email. We will not pay our directors, officers and other employees any additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. Our costs for forwarding proxy materials will not be significant.

How do I obtain the 2021 Annual Report?

If you would like a copy of our 2021 Annual Report that we filed with the SEC on March 30, 2022, we will send you one without charge. Please write to:

Metacrine, Inc.

4225 Executive Square, Suite 600

San Diego, CA 92037

Attn: Secretary

All of our SEC filings are also available free of charge in the “Investors—Financial Information—SEC Filings” section of our website at www.metacrine.com.

When are stockholder proposals and director nominations due for the 2023 annual meeting of stockholders?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 9, 2022, to the attention of our Secretary at 4225 Executive Square, Suite 600, San Diego, CA 92037. If you wish to submit a proposal (including a director nomination) at the 2023 annual meeting of stockholders that is not to be included in next year’s proxy materials, your written request must be received by our Secretary between January 18, 2023 and February 17, 2023, provided that, if our 2023 annual meeting of stockholders is earlier than April 18, 2023 or later than June 17, 2023, your written request must be received by our Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no later than March 19, 2023.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. We will publish the final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual

Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we will file a Form 8-K to publish the preliminary voting results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1:

ELECTION OF DIRECTORS

Classified Board

Our Board presently has eight members and is divided into three classes: Class I; Class II; and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors, with one class of our directors standing for election each year, generally for a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office until the third annual meeting following election and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. As detailed in the section below, the composition of our Board of Directors is as follows:

Class I consists of Preston Klassen, M.D., John McHutchison, M.D. and Jeffrey Jonker;

Class II consists of Ronald Evans, Ph.D. and Richard Heyman, Ph.D.; and

Class III consists of Julia Owens, Ph.D., Andrew Guggenhime and Amir Nashat, Ph.D.

At this meeting, two nominees for director are to be elected as Class II directors for a three-year term expiring at our 2025 annual meeting of stockholders and until their successors are duly elected and qualified. The nominees, who were recommended for nomination by the Nominating and Corporate Governance Committee of our Board, are Ronald Evans, Ph.D. and Richard Heyman, Ph.D. The Class III directors have one year remaining on their terms of office and the Class I directors have two years remaining on their terms of office.

Directors are elected by a plurality of the votes of the holders of shares present live via webcast or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. If no contrary indication is made, shares represented by executed or authenticated proxies will be voted “FOR” the election of the two nominees named above or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, “FOR” the election of a substitute nominee designated by our Board. Each nominee has agreed to serve as a director if elected and we have no reason to believe that any nominee will be unable to serve. We encourage, but do not require, our Board members to attend our annual meetings of stockholders.

Nominees:

Our Nominating and Corporate Governance Committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise, and high-level management experience necessary to oversee and direct Metacrine’s business. Our Nominating and Corporate Governance Committee and our Board also seek to attain diversity and balance among directors of race, gender, geography, thought, viewpoints, and backgrounds. To those ends, our Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members through diversity and who also exhibit integrity, collegiality, sound business judgment and other qualities that our Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director/nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee. However, each of the members of our Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for our Board, and these views may differ from the views of other members.

Set forth below are the names, ages, and positions of our director nominees as of the date of this Proxy Statement:

Nominees for Election to the Board of Directors for a Three-Year Term Expiring at the 2025 Annual Meeting of Stockholders (Class II)

Name	Age	Present Position with Metacrine, Inc.
Richard Heyman, Ph.D.	64	Chairman of the Board of Directors
Ronald Evans, Ph.D.	72	Director

Set forth below is biographical information for each of our director nominees and a summary of the specific qualifications, attributes, skills, and experiences which led our Nominating and Corporate Governance Committee and our Board to conclude that each director nominee should serve on our Board at this time. There are no familial relationships among any of the directors or executive officers of the Company.

Ronald Evans, Ph.D., one of our co-founders, has served as a member of our Board of Directors since September 2014. Dr. Evans is a professor, director and biologist at The Salk Institute for Biological Studies (“The Salk”), a scientific research institute, where he holds the March of Dimes Chair in Molecular and Developmental Biology. He became a faculty member of The Salk in 1978. Dr. Evans was also a Howard Hughes Medical Institute Investigator from 1985 to 2020. Dr. Evans was elected to the National Academy of Sciences in 1989. He received his B.S. and Ph.D. degrees from UCLA in 1970 and 1974, respectively, followed by a postdoctoral training at Rockefeller University from 1975-1978. The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Evans’ scientific and research expertise qualify him to serve on our Board of Directors.

Richard Heyman, Ph.D., one of our co-founders, has served as a member of our Board of Directors since September 2014 and has served as our Chairman since June 2015. From 2013 to 2015, he served as the Chief Executive Officer of Seragon Pharmaceuticals Inc., which he co-founded. Prior to joining Seragon, Dr. Heyman served as the Chief Executive Officer of Aragon Pharmaceuticals, Inc., which he co-founded in 2009. He has served as Chairman of the Board of Directors of ORIC Pharmaceuticals, Inc., a public company focused on the discovery and development of novel therapies for treatment-resistant cancers, since November 2014. He serves as Vice Chair of the Board of Trustees of, and is a Board member of Gritstone Oncology, Inc., a publicly traded biotechnology company, and serves as a Board member of Yumanity Therapeutics Inc., a publicly traded biopharmaceuticals company, Amunix Pharmaceuticals, Inc., a privately held immune-oncology company, and PMV Pharmaceuticals, Inc., a publicly traded precision oncology company. He also serves on the Executive Committee of the Board of Visitors at the UCSD Moores Cancer Center. Dr. Heyman received a Ph.D. in pharmacology from the University of Minnesota and a B.S. in Chemistry from the University of Connecticut. The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Heyman’s operational, clinical and research expertise qualify him to serve on our Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE UNDER PROPOSAL ONE

Information about Members of the Board of Directors Continuing in Office

Set forth below is biographical information for each of our directors continuing in office along with a summary of the specific qualifications, attributes, skills and experiences which led our Nominating and Corporate Governance Committee and our Board to conclude that each director nominee should serve on our Board at this time. There are no familial relationships among any of the directors or executive officers of the Company.

Term Expiring at the 2023 Annual Meeting of Stockholders (Class III)

Name	Age	Present Position with Metacrine, Inc.
Andrew Guggenhime	53	Director
Amir Nashat, Ph.D.	49	Director
Julia Owens, Ph.D.	49	Director

Julia Owens, Ph.D. has served as a member of our Board of Directors since April 2021. Dr. Owens currently serves as an advisor to several biotech companies and investors. From February until June 2021, she was the Executive Chair of the Board of Directors of Millendo Therapeutics, Inc., a publicly traded biopharmaceutical company that she co-founded in 2012. From 2012 until January 2021, she served as the President and Chief Executive Officer of Millendo Therapeutics, Inc. From 2010 to 2012, Dr. Owens served as the Senior Vice President of Corporate Development and Strategy at Lycera Corp., a biopharmaceutical company. Prior to that, from 2004 to 2010, Dr. Owens served in a number of business development positions at QuatRx Pharmaceuticals Co., a biopharmaceutical company, including as Head of Business Development from 2009 to 2010. From 1999 to 2004, Dr. Owens served in a number of business development positions at Tularik Inc., a biotechnology company, which was acquired by Amgen, Inc. in 2004. Prior to that, from July to October 1999, Dr. Owens served as a Licensing Officer in the Office of Technology Management at the University of California, San Francisco. Dr. Owens received a B.S. in Chemistry and a B.A. in Molecular and Cellular Biology from the University of California, Berkeley, and a Ph.D. in Biochemistry from the University of California, San Francisco. The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Owens’ business and technical expertise qualify her to serve on our Board of Directors.

Andrew Guggenhime has served as a member of our Board of Directors since July 2018. Mr. Guggenhime has served as President and Chief Financial Officer of Vaxcyte, Inc., a public vaccine company, since January 2021, and from May 2020 to December 2020 served as Vaxcyte’s Chief Operating Officer and Chief Financial Officer. From April 2014 to May 2020, Mr. Guggenhime served as Chief Financial Officer of Dermira, Inc., a medical dermatology company, and from April 2014 to May 2018 he also served as Chief Operating Officer. From September 2011 to April 2014, Mr. Guggenhime served as Chief Financial Officer of CardioDx, Inc., a molecular diagnostics life sciences company, and as a member of the CardioDx Board of Directors from April 2014 until July 2016. From September 2010 to April 2011, Mr. Guggenhime served as Chief Financial Officer of Calistoga Pharmaceuticals, Inc., a biotechnology company acquired in April 2011 by Gilead Sciences, Inc. From December 2008 to June 2010, Mr. Guggenhime served as Senior Vice President and Chief Financial Officer of Facet Biotech Corporation, a biotechnology company acquired in April 2010 by Abbott Laboratories. Facet Biotech Corporation was spun off from PDL BioPharma, Inc. at which Mr. Guggenhime served as Senior Vice President and Chief Financial Officer from April 2006 to December 2008. From October 2000 to March 2006, Mr. Guggenhime served as Chief Financial Officer of Neoforma, Inc., a provider of supply-chain management solutions for the healthcare industry acquired by Global Healthcare Exchange, LLC in March 2006. From January to October 2000, Mr. Guggenhime served as Neoforma’s Vice President, Corporate Development. Mr. Guggenhime serves on the Board of Directors of Directors of Caribou Biosciences, Inc., a publicly traded biotechnology company. Mr. Guggenhime began his career in financial services at Merrill Lynch & Co. and Wells Fargo & Company. Mr. Guggenhime holds a B.A. in International Politics and Economics from Middlebury College and holds an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University. The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Guggenhime’s financial expertise and experience in the life sciences industry qualifies him to serve on our Board of Directors.

Amir Nashat, Ph.D. has served as a member of our Board of Directors since January 2015. Dr. Nashat is a managing partner at Polaris Partners, a venture capital firm, where he has worked since 2002. Dr. Nashat currently represents Polaris as a director of Agbiome, Inc., Brain Games Corporation, CAMP4 Therapeutics, Inc., Dewpoint Therapeutics, Inc., Morphic Holding, Inc., a publicly traded biopharmaceutical company, Paratus Sciences Corporation, Primmune Therapeutics, Inc., Pursuit Talent, Inc., Soufflé Therapeutics, Inc. and Syros Pharmaceuticals, Inc., a publicly traded biotechnology company. Additionally, Dr. Nashat previously served as director of 1366 Technologies, Inc., Adnexus Therapeutics, Inc. (Bristol Myers Squibb), Athenix Corporation, Inc. (Bayer), aTyr Pharmaceuticals, Inc., a publicly traded biotherapeutics company, Avila Therapeutics, Inc. (Celgene), Fate Therapeutics, Inc., a publicly traded biotechnology company, Scholar Rock Holding Corporation, a publicly traded biotechnology company, Jnana Therapeutics, Inc., Living Proof (Unilever), Olivo Laboratories, LLC, Pervasis Therapeutics, Inc. (Shire Pharmaceuticals), Promedior Pharmaceuticals, Receptos (Celgene), Selecta Biosciences, Inc., a publicly traded biotechnology company, Sofregen and Sun Catalytix (Lockheed Martin), and Taris Holdings, LLC. At Dewpoint, Living Proof, Sun Catalytix, Olivo Labs and Jnana, Dr. Nashat served as, and at Soufflé and Paratus is currently serving as, the company’s initial Chief Executive Officer and President, respectively. Outside of Polaris, he serves on the BIO Emerging Companies Section Governing Board, the nonprofit Institute for Protein Innovation Board, the Living Proof Advisory Board, the Partners Healthcare Innovation Fund Board, the Investment Advisory Committee for The Engine at MIT, and helped launch the MIT Sandbox Innovation Fund as its active president. Dr. Nashat received a M.S. and B.S. in materials science and mechanical engineering from the University of California, Berkeley and a Sc.D. as a Hertz Fellow in Chemical Engineering at the Massachusetts Institute of Technology with a minor in Biology under Dr. Robert Langer. Our Board of Directors believes that Dr. Nashat’s biotechnology investment experience qualifies him to serve on our Board of Directors.

Term Expiring at the 2024 Annual Meeting of Stockholders (Class I)

Name	Age	Present Position with Metacrine, Inc.
Preston Klassen, M.D.	53	President, CEO and Director
Jeffrey Jonker	49	Director
John McHutchison, M.D.	64	Director

Preston Klassen, M.D. has served as our President and Chief Executive Officer and as a member of our Board of Directors since June 2020. From March 2017 to June 2020, Dr. Klassen served as Executive Vice President, Head of Research and Development and Chief Medical Officer of Arena Pharmaceuticals, Inc., a biopharmaceutical company. From June 2016 to March 2017, he was Chief Medical Officer of Laboratoris Sanifit S.L., a biotechnology company, and prior to that, from November 2009 to May 2016, was Executive Vice President, Head of Global Development at Orexigen Therapeutics, Inc. Dr. Klassen also held several positions of increasing responsibility at Amgen Inc., including Therapeutic Area Head for Nephrology. Before joining Amgen, he was a faculty member in the Division of Nephrology at Duke University Medical Center. From February 2014 to May 2020, Dr. Klassen served on the board of directors of Conatus Pharmaceuticals Inc., a publicly traded biotechnology company that merged with Histogen Inc. in May 2020. Dr. Klassen holds a B.S. in Chemistry from Central University of Iowa. Dr. Klassen received his medical degree from the University of Nebraska College of Medicine and completed his residency in internal medicine, fellowship in nephrology, and Master of Health Sciences degree at Duke University. The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Klassen’s experience as our Chief Executive Officer and his clinical and research expertise qualify him to serve on our Board of Directors.

John McHutchison, M.D. has served as a member of our Board of Directors since February 2020. Since August 2019, Dr. McHutchison has served as the President and Chief Executive Officer and as a director of Assembly Biosciences, Inc. a publicly traded clinical-stage biotechnology company. Prior to joining Assembly Biosciences, Inc., Dr. McHutchison was the Chief Scientific Officer and Head of Research and Development of Gilead Sciences, Inc., a pharmaceutical company. Prior to joining Gilead in 2010, Dr. McHutchison worked at Duke University Medical Center, where he served as Associate Director of the Duke Clinical Research Institute. He also held the positions of Professor of Medicine in the Division of Gastroenterology at Duke University Medical Center, Associate Director at Duke Clinical Research Institute

and Co-Director of the Duke Clinical and Translational Science Award. Prior to his positions at Duke University, Dr. McHutchison spent nearly 10 years at Scripps Clinic, most recently as Medical Director, Liver Transplantation. He also previously held an Assistant Professorship in Medicine at the University of Southern California. In June 2018, Dr. McHutchison was appointed an Officer of the Order of Australia in recognition of his distinguished service to medical research in gastroenterology and hepatology. Dr. McHutchison has undergraduate degrees in medicine and surgery from the University of Melbourne in Australia and completed his residency in internal medicine and fellowship in gastroenterology at the Royal Melbourne Hospital. He is a member of the Royal Australasian College of Physicians. The Nominating and Corporate Governance Committee and the Board of Directors believe Dr. McHutchison’s expertise and experience in the life sciences industry qualify him to serve on our Board of Directors.

Jeffrey Jonker, J.D. has served as a member of our Board of Directors since March 2021. Mr. Jonker is the Chief Executive Officer of Belharra Therapeutics, Inc. Mr. Jonker previously served as President and Chief Executive Officer of Ambys Medicines, Inc., a biotechnology company, from November 2018 until June 2020. Prior to joining Ambys, Mr. Jonker served as President of NGM Biopharmaceuticals, Inc., a pharmaceutical company, from 2014 to 2018. Prior to joining NGM, Mr. Jonker was Senior Vice President, Corporate and Business Development at Theravance Biopharma, Inc., a biopharmaceutical company that emerged from a June 2014 spin-off transaction that also created Innoviva, Inc. From 2010 to 2013, he served as Chief Business Officer of Satori Pharmaceuticals, Inc., and Vice President of Business Development and Corporate Strategy for Gloucester Pharmaceuticals, Inc., prior to its acquisition by Celgene Corporation. From 2003 to 2009, he served in multiple leadership positions in the business development and legal groups at Genentech, Inc. Prior to Genentech, Mr. Jonker was a member of the Technology Transactions Group at Wilson, Sonsini, Goodrich & Rosati, representing clients in the life science and high-tech industries. Mr. Jonker holds a J.D. from Columbia University School of Law, an M.LITT. from the University of St. Andrews and a B.A. from Claremont McKenna College. The Nominating and Corporate Governance Committee and the Board of Directors believe Mr. Jonker’s business expertise and experience in the life sciences industry qualify him to serve on our Board of Directors.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors of such company. Our Board consults with outside counsel to ensure that our Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and our company, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that all of our directors, other than Dr. Klassen, are independent within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with our company. There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

The roles of Chairman and Chief Executive Officer are currently separated. Dr. Richard Heyman serves as Chairman of our Board of Directors and Dr. Preston Klassen serves as our Chief Executive Officer. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of our Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position, as well as the commitment required to serve as our Chairman of our Board of Directors, particularly as the Board’s oversight responsibilities continue to grow. While our amended and restated bylaws do not require that our Chairman and Chief Executive Officer positions be separate, our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Role of the Board of Directors in Risk Oversight

Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the full Board. Our Audit Committee receives reports from management at least annually regarding our assessment of risks. In addition, our Audit Committee reports regularly to the full Board, which also considers our risk profile. Our Audit Committee and the full Board focus on the most significant risks we face and our general risk management strategies. While our Board oversees our risk management, management is responsible for day-to-day risk management processes. Our Board expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by our Audit Committee and our Board. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board leadership structure, which also emphasizes the independence of the Board of Directors in its oversight of our business and affairs, supports this approach.

Meetings of the Board of Directors

Our Board oversees our business and monitors the performance of our management. Our executive officers and management oversee our day-to-day operations. The independent directors meet quarterly in executive sessions without management or any non-independent directors. The purpose of these executive sessions is to promote open and candid discussion among the non-employee directors. During the 2021 fiscal year, our independent non-employee directors met three times in regularly scheduled executive sessions at which only independent directors were present. Our Board held six meetings during the fiscal year ended December 31, 2021. Each of the incumbent directors attended at least 75% of the total of the meetings of the Board and the meetings of the committees of our Board on which he or she served during the fiscal year ended December 31, 2021 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). It is our policy to encourage our directors to attend the annual meetings of stockholders. We anticipate that a majority of the members of our Board will attend the Annual Meeting.

Information Regarding Committees of the Board of Directors

Our Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Strategy and Scientific Review Committee. The following table provides membership and meeting information for 2021 for each of the foregoing Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance	Strategy and Scientific Review Committee
Richard Heyman, Ph.D		X	C
Ronald Evans, Ph.D.				X
Andrew Guggenhime**	C
Jeffrey Jonker	X		X	C
Preston Klassen, M.D.
John McHutchison, M.D.		C		X
Amir Nashat, Ph.D.	X
Julia Owens, Ph.D.		X		X
Robert Adelman, M.D.(1)**		X
Kristina Burow(2)	X		X
Carol Gallagher, Pharm.D.(3)	X		X
Total meetings in 2021	4	4	2	4

C	Committee Chairperson
**	Audit committee financial expert, as defined by section 407 of the Sarbanes-Oxley Act of 2002
(1)	Dr. Adelman served on our Board and as a member of our Compensation Committee until his resignation in March 2021.
(2)	Ms. Burow served on the Board and as a member of our Audit Committee and our Nominating and Corporate Governance Committee until her resignation in February 2022.
(3)	Dr. Gallagher served on our Board and as a member of our Audit Committee and our Nominating and Corporate Governance Committee until her resignation in April 2021.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Our Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Below is a description of each Board committee.

Audit Committee

The Audit Committee of our Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions which include, among other things:

•

evaluating the performance, independence and qualifications of our independent registered public accounting firm and determining whether to retain our existing independent registered public accounting firm or engage a new independent registered public accounting firm;

•	reviewing and approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;

•	monitoring the rotation of partners of our independent registered public accounting firm on our engagement team as required by law;

•

prior to engagement of any independent registered public accounting firm, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent registered public accounting firm;

•

reviewing our annual and quarterly consolidated financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent registered public accounting firm and management;

•

reviewing, with our independent registered public accounting firm and management, significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing with management and our independent registered public accounting firm any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;

•	preparing the report that the SEC requires in our annual proxy statement;

•

reviewing and providing oversight of any related person transactions in accordance with our related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are implemented;

•	reviewing on a periodic basis our investment policy; and

•	reviewing and evaluating on an annual basis the performance of the Audit Committee and the Charter of the Audit Committee.

The current members of our Audit Committee are Messrs. Guggenhime and Jonker and Dr. Nashat, with Mr. Guggenhime serving as the chair. Dr. Gallagher served as a member of our Audit Committee until April 2021. Ms. Burow served as a member of our Audit Committee until February 2022. Our Board has determined that each member of our Audit Committee is an independent director under Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and under Rule 10A-3 promulgated under the Exchange Act. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with the requirements applicable to audit committees under the relevant Nasdaq listing standards. In arriving at this determination, our Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.

Our Board has determined that Mr. Guggenhime qualifies as an “audit committee financial expert” within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq listing standards. In making this determination, our Board has considered Mr. Guggenhime’s prior experience, business acumen and independence. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.

The Charter of the Audit Committee can be found on our website at www.metacrine.com in the Corporate Governance section. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit

Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Audit Committee

Andrew Guggenhime, Chair

Jeffrey Jonker

Amir Nashat, M.D.

Compensation Committee

Our Compensation Committee currently consists of Drs. McHutchison, Heyman and Owens, with Dr. McHutchison serving as the chair. Dr. Adelman served as a member of our Compensation Committee until March 2021. Our Board has determined that each of the members of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and satisfies the Nasdaq independence requirements. The Charter of the Compensation Committee is reviewed and updated annually, or as may be warranted from time to time. The functions of our Compensation Committee include, among other things:

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board regarding) our overall compensation strategy and policies;

•	reviewing and making recommendations to the full Board regarding the compensation and other terms of employment of our executive officers;

•

reviewing and approving (or if it deems it appropriate, making recommendations to the full Board regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•

reviewing and approving (or if it deems it appropriate, making recommendations to the full Board regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•

evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•	reviewing and making recommendations to the full Board regarding the type and amount of compensation to be paid or awarded to our non-employee Board members;

•

establishing policies with respect to votes by our stockholders to approve executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation, to the extent required by law;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•	administering our equity incentive plans;

•	establishing policies with respect to equity compensation arrangements;

•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•

reviewing and making recommendations to the full Board regarding the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•

reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing the report that the SEC requires in our annual proxy statement; and

•	reviewing and assessing on an annual basis the performance of the Compensation Committee and the Charter of the Compensation Committee.

Typically, we will plan for our Compensation Committee to meet quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of our Compensation Committee, in consultation with our Chief Executive Officer. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of our Compensation Committee regarding his compensation or individual performance objectives. The Charter of the Compensation Committee grants our Compensation Committee full access to all our books, records, facilities and personnel. In addition, under the Charter of the Compensation Committee, our Compensation Committee has the authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and other external resources that our Compensation Committee considers necessary or appropriate in the performance of its duties. Our Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising our Compensation Committee. In particular, our Compensation Committee has the authority, in its sole discretion, to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the Charter of the Compensation Committee, our Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to our Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

Our Compensation Committee, or our Board upon recommendation from the Compensation Committee, makes the significant adjustments to annual compensation, determines bonus and equity awards and establishes new performance objectives at one or more meetings held during the first quarter of the year. Generally, our Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than our Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to our Compensation Committee by our Chief Executive Officer. In the case of our Chief Executive Officer, the evaluation of his performance is conducted by our Board upon recommendation from our Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives, as part of its deliberations, our Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of our Compensation Committee’s compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant.

Our Compensation Committee enlists the services of a third-party compensation consultant to conduct an analysis of our compensation practices compared with current market practices. In May 2020, our Compensation Committee engaged the services of Radford, which is part of the Rewards Solutions practice at Aon plc, to conduct a review and analysis of our executive and director compensation compared with current market practices and a peer group of companies, to be used for setting 2020 executive and director compensation levels in connection with our initial public offering (“IPO”) in September 2020. The 2020 peer group was chosen based on several characteristics including: comparable stage in key product and corporate development, similar growth and performance potential and market capitalization. Radford reports directly to the Chair of our Compensation Committee. In September 2021, our Compensation Committee reviewed and confirmed the use of the previous peer group for purposes of setting 2022 executive and director level compensation levels. Our Compensation Committee assesses the independence of Radford after taking into consideration six factors mandated by SEC and Nasdaq listing standards that bear upon Radford’s independence.

Radford’s review, which consisted of an analysis of our compensation practices against prevailing market practices of identified peer group companies and broader industry trends, analyzed total direct compensation (inclusive of salary, cash bonuses and equity awards) of our executive officers and was based on an assessment of market trends through analysis of available public information in addition to proprietary data provided by Radford. As guidelines for our executives and directors, we set target cash compensation, when considering salary and bonus potential (or retainers, in the instance of directors), and equity compensation, delivered through equity-based awards, after generally referencing the 50th percentile of compensation paid to executives and directors within our compensation peer group. We target equity compensation for our executives, delivered through equity-based awards between the 50th and 75th percentiles of equity compensation paid to executives in our compensation peer group. We believe that our emphasis on equity compensation serves to retain our executives and directors and align their interests with those of our stockholders. We also believe that generally referencing the 50th percentile in setting salary and bonus compensation and the 50th to 75th percentiles in setting equity compensation for our executives, appropriately reflects our position and performance. We may deviate from setting actual compensation levels at these target percentiles of the peer group with respect to our executives to reflect experience, performance levels, existing equity holdings, and market factors as deemed appropriate by our Compensation Committee or our Board. In any given year, our Compensation Committee may consider the experience and performance levels of our executives and other factors deemed appropriate and make a subjective determination that it would be appropriate for any Named Executive Officer’s (as defined below) compensation elements or targeted total compensation and equity levels to deviate from the targeted percentile of the compensation paid to similarly situated officers employed by our peer companies.

The Charter of the Compensation Committee can be found on our website at www.metacrine.com in the Corporate Governance section. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted above, our Compensation Committee currently consists of Drs. McHutchison, Heyman and Owens. Dr. Adelman served as a member of our Compensation Committee until March 2021. None of the members of our Compensation Committee during 2021 has at any time been our officer or employee. None of the members of our Compensation Committee during 2021 had a relationship that must be described under the SEC rules relating to disclosure of related person transactions. None of our executive officers serve, or in the past fiscal year has served, as a member of the board of directors or the compensation committee of any entity that has one or more of its executive officers serving on our Board or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Dr. Heyman and Mr. Jonker, with. Dr. Heyman serving as the chair. Dr. Gallagher served as a member of our Nominating and Corporate Governance Committee until April 2021. Ms. Burow served as a member of our Nominating and Corporate Governance Committee until February 2022. Our Board has determined that each of the members of our Nominating and Corporate Governance Committee satisfies the relevant independence requirements under the Nasdaq listing standards. The Charter of the Nominating and Corporate Governance Committee is reviewed and updated annually, or as may be warranted from time to time. The functions of this committee include, among other things:

•	identifying, reviewing and evaluating candidates to serve on our Board consistent with criteria approved by our Board;

•	determining the minimum qualifications for service on our Board;

•	evaluating director performance on the Board and applicable committees of the Board and determining whether continued service on our Board is appropriate;

•	evaluating, nominating and recommending individuals for membership on our Board;

•	evaluating nominations by stockholders of candidates for election to our Board;

•	considering and assessing the independence of members of our Board;

•

developing a set of corporate governance policies and principles, including a code of business conduct and ethics, periodically reviewing and assessing these policies and principles and their application and recommending to our Board any changes to such policies and principles;

•	considering questions of possible conflicts of interest of directors as such questions arise; and

•	reviewing and assessing on an annual basis the performance of the Nominating and Corporate Governance Committee and the Charter of the Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee believes that the candidates for director, both individually and collectively, have the integrity, experience, judgment, commitment (including having sufficient time to devote to us and level of participation), skills, diversity and expertise appropriate for us. In assessing the directors, both individually and collectively, our Nominating and Corporate Governance Committee considers our current needs and the needs of our Board, to maintain a balance of knowledge, experience, capability, race, gender, geography, thought, viewpoints, backgrounds, skills, and expertise. However, our Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, our Nominating and Corporate Governance Committee typically considers diversity (including with respect to race, gender, geography, thought, viewpoints and backgrounds), age, skills and such other factors as it deems appropriate given our current needs and the needs of the Board, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, our Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms and any other relationships and transactions that might impair the directors’ independence.

In the case of new director candidates, our Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Our Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. Any search firm retained to assist our Nominating and Corporate Governance Committee in seeking candidates for the Board will be instructed to seek to include diverse candidates in terms of race, gender, geography, thought, viewpoints, backgrounds, skills, experience and expertise from, among other areas, professional and academic areas relevant to Metacrine’s area of focus. In addition, our Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. Our Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

Our Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Our Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by our Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to our Nominating and Corporate Governance Committee at the following address: 4225 Executive Square, Suite 600, San Diego, CA 92037, Attn: Secretary, no later than the 90th day and no earlier than the 120th day prior to the one year anniversary of the preceding year’s annual meeting of stockholders. Submissions must include the information specified in Article III, Section 5 of our amended and restated bylaws. For additional information about our director nomination requirements, please see refer to our amended and restated bylaws. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as our independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

The Charter of the Nominating and Corporate Governance Committee can be found on our website at www.metacrine.com in the Corporate Governance section. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Board Diversity

Our Board believes that a diverse board of directors is better able to effectively oversee our management and strategy, and position us to deliver long-term value for our stockholders. Our Board considers diversity, including gender and ethnic diversity, as adding to the overall mix of perspectives of our Board as a whole. With the assistance of our Nominating and Corporate Governance Committee, our Board regularly reviews trends in board composition, including on director diversity. Our Board currently includes one director who self-identifies as female and one director who self-identifies as a member of an underrepresented community (as defined in California Assembly Bill 979).

The Board Diversity Matrix below provides the diversity statistics for our Board:

Board Diversity Matrix (As of April 7, 2022)
Total Number of Directors	8
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	7	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	6	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Stockholder Communications with our Board of Directors

Our Board has adopted a formal process by which stockholders may communicate with our Board or any of its directors. Stockholders who wish to communicate with our Board may do so by sending written communications addressed to the Secretary of Metacrine, Inc. at 4225 Executive Square, Suite 600, San Diego, CA 92037. Each communication must set forth: the name and address of the stockholder on whose behalf the communication is sent and the number of our shares that are owned beneficially by such stockholder as of the date of the communication. Each communication will be reviewed by our Secretary to determine whether it is appropriate for presentation to our Board or such director. Communications determined by our Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

Anti-Hedging and Pledging Prohibition

Pursuant to our Insider Trading Policy, our officers, directors, employees and consultants are prohibited from engaging in short sales, transactions in publicly traded options, such as puts or calls, hedging transactions, margin accounts, pledges or other inherently speculative transactions with respect to our common stock at any time.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or person performing similar functions. Our Code of Business Conduct and Ethics is available on our website at www.metacrine.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions or our directors, we will promptly disclose the nature of the amendment or waiver on our website. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 and has further directed that management submit the selection of Ernst & Young LLP as our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, our Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

The affirmative vote of the holders of a majority of the shares present at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes (if any) are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table shows the aggregate fees for services provided for the fiscal years ended December 31, 2021 and 2020, by Ernst & Young LLP, our independent registered public accounting firm for those periods. All fees described below were pre-approved by our Audit Committee.

	Year Ended December 31,
	2021	2020
Audit Fees (1)	$492,000	$865,000
Audit Related Fees	—	—
Tax Fees (2)	48,473	31,000
All Other Fees	—	—

Total Fees	$540,473	$896,000

(1)

Audit fees consist of fees billed for professional services by Ernst & Young LLP for audit and quarterly review of our financial statements and review of our registration statements and related issuances of consents, and related services that are normally provided in connection with statutory and regulatory filings or engagements. For our fiscal year ended December 31, 2020, this category included $597,000 of fees billed in connection with our IPO that closed in September 2020.

(2)	Tax fees consist of fees billed for professional services related to tax compliance, tax advice, and tax planning.

Pre-Approval Policies and Procedures

Our Audit Committee must pre-approve the audit and non-audit services rendered by our independent registered public accounting firm. Our Audit Committee has adopted a policy and procedures for the pre-approval of such audit and non-audit services. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide such service. The pre-approval authority may be delegated to one or more of our Audit Committee’s members, but any pre-approval decisions must be reported to our full Audit Committee at its next scheduled meeting. Pursuant to the policy, our Audit Committee has delegated pre-approval authority to its Chair.

Our Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION

OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022 UNDER PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock within 60 days of December 31, 2021, by: (i) each of our directors; (ii) each of our Named Executive Officers; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than 5% of our common stock.

The following table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 42,108,428 shares outstanding on December 31, 2021, adjusted as required by rules promulgated by the SEC. Shares of common stock subject to options that are currently exercisable or will vest and become exercisable within 60 days of December 31, 2021 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address for the following stockholders is c/o Metacrine, Inc., 4225 Executive Square, Suite 600, San Diego CA 92037.

NAME AND ADDRESS OF BENEFICIAL OWNER	Number of Shares Beneficially Owned (#)	Percentage of Shares Beneficially Owned (%)
5% or Greater Stockholders
Entities affiliated with ARCH Venture Fund VIII, L.P. (1)	2,940,503	7.0%
Entities affiliated with Polaris Partners VII, L.P. (2)	2,894,258	6.9%
Directors and Named Executive Officers
Preston Klassen, M.D. (3)	1,053,244	2.4%
Patricia Millican (4)	302,905	*
Catherine Lee (5)	71,563	*
Hubert Chen, M.D. (6)	221,927	*
Richard Heyman, Ph.D. (7)	293,721	*
Ronald Evans, Ph.D. (8)	441,358	1.0%
Andrew Guggenhime (9)	69,214	*
Jeffrey Jonker (10)	10,083	*
John McHutchison, M.D. (11)	39,836	*
Amir Nashat (12)	2,894,258	6.9%
Julia Owens, Ph.D. (13)	10,083	*
All current executive officers and directors as a group (9 persons) (14)	4,811,797	11.4%

*	Represents beneficial ownership of less than 1%.
(1)

Based solely on information reported in a Schedule 13G filed with the SEC on February 2, 2022, and consists of (i) 2,781,769 shares of common stock held of record by ARCH Venture Fund VIII, L.P. (“Arch Venture Fund VIII”) and (ii) 158,734 shares of common stock held of record by ARCH Venture Fund VIII Overage, L.P. (“AVF VIII Overage LP”). ARCH Venture Partners VIII, L.P. (“AVP VIII LP”), as the sole general partner of ARCH Venture Fund VIII, may be deemed to beneficially own the 2,781,769 shares of common stock held of record by Arch Venture Fund VIII. ARCH Venture Partners VIII, LLC (“AVP VIII LLC”), as the sole general partner of AVP VIII LP and AVF VIII Overage LP, may be deemed to beneficially own the shares held of record by Arch Venture Fund VIII and AVF VIII Overage LP. Record Shares. Keith Crandell, Robert Nelsen and Clinton Bybee, as managing directors of AVP VIII LLC, may be deemed to have shared voting and dispositive power over the shares listed in the table. Messrs. Crandell, Bybee and Nelsen disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of Arch Venture Fund VIII and AVF VIII Overage LP is 8755 West Higgins Road, Suite 1025, Chicago, Illinois 60631.

(2)

Based solely on information reported in a Schedule 13G filed with the SEC on February 12, 2021, and consists of (i) 178,942 shares of common stock held by Polaris Partners Entrepreneurs’ Fund VII, L.P. (“Polaris Entrepreneurs”), and (ii) 2,715,316 shares of common stock held by Polaris Partners VII, L.P. (“Polaris VII”) and, together with Polaris Entrepreneurs, the “Polaris

Funds”). The sole general partner of Polaris Entrepreneurs and Polaris VII is Polaris Management Co. VII, L.L.C. (“Polaris Management”), which may be deemed to beneficially own the shares held by Polaris Entrepreneurs and Polaris VII. Amir Nashat, Brian Chee, Bryce Youngren and David Barrett are the managing members of Polaris Management (the “Polaris Managing Members”), and they may be deemed to beneficially own the shares held by Polaris Management. Each of Polaris Management and the Polaris Managing Members disclaim beneficial ownership of all of the shares owned by the Polaris Funds, except to the extent of any pecuniary interest therein. The address of Polaris Entrepreneurs and Polaris VII is One Marina Park Drive, 10th Floor, Boston, MA 02210.
(3)

Consists of (i) 20,547 shares of common stock and (ii) 1,032,697 shares of common stock subject to options exercisable as of December 31, 2021 or that will become exercisable within 60 days after such date.

(4)

Consists of (i) 41,792 shares of common stock held by Ms. Millican in her personal capacity, (ii) 67,248 shares of common stock held by Millican Family Trust, dated March 10, 2016 (the “Millican Trust”) and (iii) 193,865 shares of common stock subject to options exercisable as of December 31, 2021 or that will become exercisable within 60 days after such date. Ms. Millican is a trustee of the Millican Trust and may be deemed to beneficially own the shares held by the Millican Trust. Ms. Millican resigned from her position as Chief Financial Officer effective as of March 31, 2022.

(5)

Consists of (i) 3,846 shares of common stock and (ii) 67,717 shares of common stock subject to options exercisable as of December 31, 2021 or that will become exercisable within 60 days after such date. Ms. Lee resigned from her position as EVP, General Counsel and Corporate Secretary effective as of January 28, 2022.

(6)

Consists of (i) 3,289 shares of common stock and (ii) 218,638 shares of common stock subject to options exercisable as of December 31, 2021 or that will become exercisable within 60 days after such date. Dr. Chen resigned from his position as Chief Medical Officer effective as of December 31, 2021.

(7)

Consists of (i) 51,177 shares of common stock held by Dr. Heyman in his personal capacity, (ii) 114,506 shares of common stock held by HEYMAN FAMILY 2020 IRREV TR DTD 8/31/20 PAUL L VOGEL TTEE (the “Heyman Trust”) and (iii) 128,038 shares of common stock subject to options exercisable as of December 31, 2021 or that will become exercisable within 60 days after such date. Dr. Heyman is a trustee of the Heyman Trust and may be deemed to beneficially own the shares held by the Heyman Trust.

(8)

Consists of (i) 424,693 shares of common stock held by Dr. Evans in his personal capacity, (ii) 9,803 shares of common stock held by Evans Potter Rev. Trust 12/29/1989 (the “Evans Trust”), and (iii) 6,862 shares of common stock subject to options exercisable as of December 31, 2021 or that will become exercisable within 60 days after such date. Dr. Evans is the trustee of the Evans Trust, and may be deemed to beneficially own the shares held by the Evans Trust.

(9)	Consists of 69,214 shares of common stock subject to options exercisable as of December 31, 2021 or that will become exercisable within 60 days after such date.
(10)	Consists of 10,083 shares of common stock subject to options exercisable as of December 31, 2021 or that will become exercisable within 60 days after such date.
(11)	Consists of 39,836 shares of common stock subject to options exercisable as of December 31, 2021 or that will become exercisable within 60 days after such date.
(12)

Consists of the shares described in Note (2) above. Dr. Nashat is a managing member of Polaris Management, which is the sole general partner of the Polaris Funds, and may be deemed to beneficially own the shares held by Polaris Management. Dr. Nashat disclaims beneficial ownership of all of the shares owned by the Polaris Funds, except to the extent of any pecuniary interest therein.

(13)	Consists of 10,083 shares of common stock subject to options exercisable as of December 31, 2021 or that will become exercisable within 60 days after such date.
(14)

Consists of the shares described in Notes (3) and (7) through (13) above. Dr. Chen resigned from his position as Chief Medical Officer effective as of December 31, 2021. Ms. Lee resigned from her position as EVP, General Counsel and Corporate Secretary effective as of January 28, 2022. Ms. Millican resigned from her position as Chief Financial Officer effective as of March 31, 2022.

DIRECTOR COMPENSATION

Our Board adopted a compensation policy for our non-employee directors in August 2020 that became effective in September 2020, and which we subsequently amended on May 24, 2021. This compensation policy provides that each of our non-employee directors will receive the following compensation for service on our:

•	an annual cash retainer of $40,000;

•	an additional cash retainer of $30,000 to the chairman of the Board of Directors;

•

an additional annual cash retainer (not applicable to committee chairs) of $7,500, $5,000, $4,000 and $7,500 for service as a member of our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and our Strategy and Scientific Review Committee, respectively;

•

an additional annual cash retainer of $15,000, $10,000, $8,000 and $15,000 for service as chairman of our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and our Strategy and Scientific Review Committee, respectively;

•

an initial option grant to purchase 33,000 shares of our common stock for each non-employee director who first joins our Board, on the date of commencement of service on our Board, vesting monthly over a three-year period following the grant date; and

•

an annual option grant to purchase 16,500 shares of our common stock for each non-employee director serving on the Board on the date of our annual stockholder meeting, vesting at the earlier of one year following the grant date and the day immediately prior to the date of our next annual stockholder meeting.

Each of the option grants described above will vest and become exercisable subject to the director’s continuous service to us, provided that each option will vest in full upon a change in control, as defined under our 2020 Equity Incentive Plan (our “2020 Plan”). The term of each option will be 10 years, subject to earlier termination as provided in our 2020 Plan.

The following table sets forth information regarding the compensation earned or paid to our non-employee directors during the year ended December 31, 2021. Preston Klassen, our President and Chief Executive Officer, is also a member of our Board, but did not receive any additional compensation for service as a director. The compensation of Dr. Klassen as a Named Executive Officer is set forth under “Summary Compensation Table.”

Non-Employee Director Compensation for Fiscal 2021

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(5)	All Other Compensation ($)(6)	Total ($)
Richard Heyman, Ph.D.	$83,000	$67,155	$—	$150,155
Ronald Evans, Ph.D.	$44,510	$67,155	$—	$111,665
Andrew Guggenhime	$55,000	$67,155	$—	$122,155
Jeffrey Jonker	$43,555	$332,475	$50,000	$426,030
John McHutchison	$54,510	$67,155	$—	$121,665
Amir Nashat, Ph.D.	$47,500	$67,155	$—	$114,655
Julia Owens, Ph.D.	$38,260	$256,245	$—	$294,505
Robert Adelman, M.D. (2)	$9,246	$—	—	$9,246
Kristina Burow (3)	$50,875	$67,155	$—	$118,030
Carol Gallagher, Pharm.D. (4)	$13,017	$—	$—	$13,017

(1)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards granted during 2021, computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (“ASC 718”). This amount does not reflect the actual economic value that may be realized by the director upon the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)	Dr. Adelman served on our Board and as a member of our Compensation Committee until his resignation in March 2021.
(3)	Ms. Burow served on the Board and as a member of our Audit Committee and Nominating and Corporate Governance Committee until her resignation in February 2022.
(4)	Dr. Gallagher served on our Board and as a member of our Audit Committee and Nominating and Corporate Governance Committee until her resignation in April 2021.
(5)

The following table lists the aggregate number of shares with respect to the outstanding option awards held by each of our non-employee directors as of December 31, 2021 (includes 2,132 outstanding options held by Dr. Heyman that are subject to our right to repurchase):

Name	Number of shares subject to outstanding options as of December 31, 2021
Richard Heyman, Ph.D.	154,342
Ronald Evans, Ph.D.	28,264
Andrew Guggenhime	90,616
Jeffrey Jonker	49,500
John McHutchison	78,852
Amir Nashat, Ph.D.	16,500
Julia Owens, Ph.D.	49,500
Robert Adelman, M.D.	—
Kristina Burow	16,500
Carol Gallagher, Pharm.D.	—

(6)

Jeffrey Jonker was a party to a consulting agreement with us, pursuant to which he provided up to eight (8) hours per week of advisory services to us in the area of corporate and business development, in exchange for a consulting fee of ten thousand dollars ($10,000) per month. The consulting agreement expired by its terms in May 2021.

Indemnification

We have entered into separate indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in our amended and restated bylaws. These indemnification agreements provide our directors and executive officers with contractual rights to indemnification and, in some cases, expense advancement in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request.

EXECUTIVE OFFICERS

Executive Officers

The following table sets forth information regarding our executive officers as of the date of this Proxy Statement. Officers are appointed or elected by our Board to hold office until their successors are elected and qualified.

Name	Age	Position(s)
Preston Klassen, M.D.	53	President and Chief Executive Officer
Michael York	57	Chief Business Officer

The following is biographical information for our executive officers other than Dr. Klassen, whose biographical information is included under Proposal 1.

Michael York has served as our Chief Business Officer since February 2022, and previously served as our Senior Vice President, Business Development & Commercial Strategy from December 2021 to February 2022. He has also served as our principal financial officer and principal accounting officer since March 31, 2022. From June 2018 to November 2021, he served in strategic business development roles at PhaseBio Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, most recently as Senior Vice President, Corporate Development and Alliance Management, where he led a number of licensing and development deals and was the architect for bentracimab’s commercial strategy. Prior to PhaseBio, he served as Vice President, Global Business Development and Alliance Management at Orexigen Therapeutics, Inc., a publicly traded pharmaceutical company, from August 2015 to June 2018, where he led global business development activities to license Orexigen assets and manage alliance partners. Before Orexigen, Michael was President and Chief Executive Officer of Senté Labs, Inc., a privately held company recognized as a leader in medical skincare products based on glycoproteins. Earlier in his career, Mr. York held roles of increasing responsibility at Amylin Pharmaceuticals, Santarus, Inc., Amgen, AstraZeneca and Merck & Co., Inc. He received an MBA from the University of Redlands and a B.A. in public administration and economics from San Diego State University.

EXECUTIVE COMPENSATION

Our executive compensation programs are designed to attract, motivate and retain qualified and talented executives, incentivize them to achieve our business objectives, and reward them for superior short- and long-term performance. This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. Our Compensation Committee, with input from its independent compensation consultant, oversees these programs and determined compensation for our executive officers. As an emerging growth company, we comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for all individuals serving as our principal executive officer during the last completed fiscal year, regardless of compensation level, and the two most highly compensated executive officers other than our principal executive officer. For 2021, our “Named Executive Officers” are Preston Klassen, M.D., our President and Chief Executive Officer, Patricia Millican, our former Chief Financial Officer, Catherine Lee, our former Executive Vice President, General Counsel and Corporate Secretary, and Hubert Chen, M.D., our former Chief Medical Officer.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)		Bonus ($)		Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)		Total ($)
Preston Klassen, M.D.	2021	545,000		—		427,405	2,497,275	204,375		3,674,055
President and Chief Executive Officer	2020	279,091	(4)	100,000	(5)	—	6,815,169	143,424	(6)	7,337,684
Patricia Millican	2021	403,334		—		250,922	908,100	129,024		1,691,380
Former Chief Financial Officer	2020	341,646		—		—	519,991	154,440		1,016,077
Catherine Lee	2021	360,000		—		225,768	655,850	—		1,241,618
Former EVP, General Counsel and Corporate Secretary	2020	121,701	(7)	—		—	1,442,529	47,911	(8)	1,612,141
Hubert Chen, M.D.(9)	2021	440,000		—		291,822	908,100	—		1,639,922
Former Chief Medical Officer

(1)

Vesting of the performance-based restricted stock units granted in 2021 to our Named Executive Officers is subject to the MET642 Performance Goal, a performance condition described in “Executive Compensation—Equity-Based Incentive Awards.” In accordance with SEC rules (and computed in accordance with ASC 718), this column reflects the aggregate grant date fair value of the performance-based restricted stock unit awards assuming the expected level of performance conditions will be achieved. Because 100% of the performance-based restricted stock units will either vest or terminate based on the achievement of the MET642 Performance Goal, the amount reported in this column also reflects the maximum value of the award at the grant date. Assumptions used in the calculation of these amounts are included in Note 7 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021. These amounts do not reflect the actual economic value that will be realized by any Named Executive Officer upon the vesting of the stock award or the sale of the shares of common stock underlying such stock awards.

(2)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 7 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021. These amounts do not reflect the actual economic value that will be realized by any Named Executive Officer upon the vesting, exercise, or the sale of the shares of common stock underlying such option awards.

(3)	Amount represents annual performance-based cash bonuses earned in 2021 and 2020, which were paid in cash in February 2022 and February 2021, respectively.
(4)	Dr. Klassen’s employment start date was June 8, 2020.
(5)	Reflects the sign-on bonus paid to Dr. Klassen.
(6)	Amount prorated to Dr. Klassen’s employment start date.
(7)	Ms. Lee’s employment start date was August 21, 2020.
(8)	Amount prorated to Ms. Lee’s employment start date.
(9)	Because Dr. Chen was not a Named Executive Officer in 2020, SEC rules do not require his compensation for that year to be reported.

The elements of the compensation program for our Named Executive Officers include: base salary; an annual cash (non-equity) bonus; long-term equity awards; certain health, welfare and 401(k) plan benefits and when determined necessary, limited perquisites. Our Named Executive Officers also have severance benefits in their respective employment agreements (see “—Employment Agreements with Named Executive Officers” and “—Potential Payments Upon Termination or Change of Control” below). The compensation of our Named Executive Officers is generally determined and approved at the beginning of each year or, if later, in connection with the commencement of employment of the executive, by our Board or our Compensation Committee.

Annual Base Salary

The purpose of base salary is to provide fixed compensation to attract, retain and motivate executives with the qualifications desired for the individual position. The base salary for our Named Executive Officers is influenced by a number of factors, including the individual’s position, scope of responsibilities, breadth and depth of experience, performance to date, expected future contribution, and the overall mix of base salary, performance-based cash incentives and equity compensation. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels of compensation paid by our peer companies and after taking into account individual responsibilities, performance and experience. In making decisions regarding salary increases, we draw upon the expertise of our independent compensation consultant, who provides comparative compensation data from similar sized companies in our industry.

The compensation of our Named Executive Officers other than Dr. Klassen, our Chief Executive Officer, is generally determined and approved by our Compensation Committee. The compensation of Dr. Klassen is determined and approved by our Board without members of management present, based on recommendations from our Compensation Committee. The following table sets forth the annual base salaries for each of our Named Executive Officers for 2020 and 2021:

Name	2020 Base Salary (4)	2021 Base Salary (5)
Preston Klassen, M.D. (1)	$535,000	$545,000
Patricia Millican (2)	$390,000	$420,000
Catherine Lee (3)	$345,000	$360,000
Hubert Chen, M.D.	$(6)	$440,000

(1)	Dr. Klassen’s employment start date was June 8, 2020.
(2)	Ms. Millican resigned from her position as Chief Financial Officer effective as of March 31, 2022.
(3)	Ms. Lee resigned from her position as EVP, General Counsel and Corporate Secretary effective as of January 28, 2022.
(4)

In August 2020, upon the recommendation of our Compensation Committee, our Board approved an increase to the annual base salaries of Dr. Klassen, Ms. Millican and Ms. Lee, to be effective immediately prior to our IPO, in order to more closely align with market data.

(5)

In February 2021, upon the recommendation of our Compensation Committee, our Board approved an increase to the annual base salaries of Dr. Klassen, Ms. Millican, Ms. Lee and Dr. Chen, to be effective as of January 1, 2021, in order to more closely align with market data. In October 2021, the Compensation Committee approved an increase to Ms. Millican’s annual base salary (from $400,000 to $420,000) effective as of November 1, 2021.

(6)

Because Dr. Chen was not a Named Executive Officer in 2020, SEC rules do not require his compensation for that year to be reported. Dr. Chen resigned from his position as Chief Medical Officer effective as of December 31, 2021.

On February 18, 2022, upon the recommendation of our Compensation Committee, our Board approved an increase of base salary for Dr. Klassen from $545,000 to $578,300, effective as of January 1, 2022. Ms. Millican, Ms. Lee and Dr. Chen resigned from their positions with the Company effective as of March 31, 2022, January 28, 2022 and December 31, 2021, respectively.

Non-Equity Incentive Compensation

From time to time our Board or Compensation Committee may approve bonuses for our Named Executive Officers based on the level of achievement of pre-established company performance goals, the quality of such achievement, the Named Executive Officer’s role in goal achievement and the weighting of the goals, with our Compensation Committee retaining discretion to adjust or modify actual awards as it determines is appropriate. Company-level performance goals generally consist of clinical development, operational, strategic and financial goals.

Pursuant to Dr. Klassen’s Employment Agreement, dated May 29, 2020, Dr. Klassen is entitled to an annual target performance bonus of up to 50% of his base salary. Dr. Klassen’s Employment Agreement is described under “—Agreements with Named Executive Officers.”

Ms. Millican resigned from her position as Chief Financial Officer effective as of March 31, 2022, and on March 2, 2022 we entered into a Transition, Separation and Consulting Agreement with Ms. Millican (the “Millican Separation Agreement”), pursuant to which Ms. Millican received a one-time retention payment equal to $140,000 on her separation date of March 31, 2022 as consideration for her continued service through such date as our Chief Financial Officer, principal financial officer and principal accounting officer, and agreed to provide transitional consulting services to us for up to eight (8) hours per week in exchange for consulting fees of $16,000 per month through June 30, 2022. We agreed to permit the continued vesting and exercisability of Ms. Millican’s outstanding and unvested equity awards during this period in accordance with the terms and conditions of the applicable award agreements, subject to Ms. Millican’s agreement to a general release of claims in favor of Metacrine and its affiliates and continued compliance with her existing confidentiality and nondisclosure obligations. The Millican Separation Agreement is described under “—Agreements with Named Executive Officers.”

Ms. Lee resigned from her position as EVP, General Counsel and Corporate Secretary effective as of January 28, 2022, and on January 25, 2022 we entered into a Separation and Consulting Agreement with Ms. Lee (the “Lee Separation Agreement”), pursuant to which Ms. Lee agreed to provide consulting services to us through August 30, 2022, unless the agreement is terminated by either us or Ms. Lee upon two weeks’ prior written notice. During this consulting period, Ms. Lee will receive a consulting fee equal to $8,500 per month and will be available for consultation as requested for up to 10 hours per month, and will receive continued vesting and exercisability of any outstanding and unvested equity awards in accordance with the terms and conditions of the applicable award agreements. The Lee Separation Agreement is described under “—Agreements with Named Executive Officers.”

Dr. Chen resigned from his position as Chief Medical Officer effective as of December 31, 2021, and in January 2022 we entered into a Consulting Agreement with Dr. Chen (the “Chen Consulting Agreement”), pursuant to which Dr. Chen agreed to provide up to twelve (12) hours per week of advisory services to us in areas related to our clinical trials, in exchange for a consulting fee of $7,500 per month through May 7, 2022.

In February 2021, upon the recommendation of our Compensation Committee, our Board approved target bonus percentages of up to 50% of Dr. Klassen’s base salary and up to 40% of each of Ms. Millican’s, Ms. Lee’s and Dr. Chen’s base salaries, consistent with the prior year.

The performance-based cash bonus each executive officer was eligible to receive for 2021 performance was based on the extent to which we achieved our corporate goals and the extent to which our executives’ performance and contributions were assessed to have contributed towards our corporate goals that our Board or Compensation Committee established at the beginning of 2021.

In February 2022, upon the recommendation of our Compensation Committee, our Board assessed our 2021 performance against the 2021 corporate goals both from a quantitative and qualitative perspective and approved, a 75% overall achievement. Our Compensation Committee recommended to our Board that it was appropriate to award Dr. Klassen a bonus equivalent to our corporate performance for the year and therefore approved a bonus to Dr. Klassen equivalent to 75% of his target award. Our Compensation Committee awarded bonuses to the Named Executive Officers, other than Ms. Lee, who resigned from her position as EVP, General Counsel and Corporate Secretary effective as of January 28, 2022, and Dr. Chen, who resigned from his position as Chief Medical Officer effective as of December 31, 2021, based on the assessment of each Named Executive Officer’s performance and contributions toward our 2021 goals. Accordingly, Dr. Klassen earned a bonus in the amount of $204,375 and Ms. Millican earned a bonus in the amount of $129,024.

Equity-Based Incentive Awards

Our long-term, equity-based incentive awards are designed to align the interests of our Named Executive Officers and our other employees, non-employee directors and consultants with the interests of our stockholders. Because vesting is generally subject to continued service over a period of several years following the date of grant, our equity-based incentives also serve as a retention device for Named Executive Officers and other service providers. We generally provide initial equity-based incentive awards in connection with the commencement of employment of our Named Executive Officers as an inducement to commencement of employment and we award annual refresher equity-based incentive awards at or shortly following the end of each year, each of which are subject to vesting over a period of multiple years in order to facilitate retention. The stock option grants are intended to create a direct link between our Named Executive Officers’ compensation and our stock price appreciation. Because the executive must pay a cash exercise price equal to the value of the stock on the date the option is granted, the executive will only receive value from the option grant if the value of our stock increases following the option grant date. The grants of performance-based restricted stock units are intended to create a direct link between our Named Executive Officers’ compensation and certain milestones central to the clinical development of our product candidates. We also believe that if our executives own shares of our common stock with value that is significant to them, but which value cannot be immediately realized, they will have an incentive to act to maximize longer-term stockholder value instead of short-term gain. Our stock option and performance-based restricted stock unit awards are granted subject to vesting restrictions, so they are earned over a period of years during the executive officer’s continued service with us following the option grant date. We also believe that equity compensation is an integral component of our efforts to attract and retain exceptional executives, senior management and other employees.

In February 2021, in connection with the annual compensation review, our Board, upon the recommendation of our Compensation Committee, approved the grants of options to purchase shares of our common stock to Dr. Klassen (247,500), Ms. Millican (90,000), Ms. Lee (65,000) and Dr. Chen (90,000). Each of the option awards has an exercise price of $10.09 per share and is subject a four-year vesting schedule, with 25% vesting 12 months following the grant date and the balance vesting monthly over the remaining 36 months, subject to each officer’s continued service with us. Dr. Chen’s options were cancelled in connection with his resignation in December 2021.

In June 2021, our Board, upon the recommendation of our Compensation Committee, approved the grants of performance-based restricted stock units to Dr. Klassen (104,500), Ms. Millican (61,350), Ms. Lee (55,200) and Dr. Chen (71,350). In March 2022, our Board amended the vesting provisions of these performance-based restricted stock units such that 100% of the award shall vest upon the earlier to occur of (1) certification (in writing) by our Board or Compensation Committee that we have publicly released topline final data for the MET642 NASH monotherapy Phase 2a trial or (2) certification (in writing) by our Board or Compensation Committee that we have presented to our Board, the topline final data for the MET642 NASH monotherapy Phase 2a trial (the “MET 642 Performance Goal”). If achievement of the Performance Goal is not certified on or before May 15, 2022, all restricted stock units shall terminate as of such date.

For a description of the accelerated vesting applicable to the stock options and performance-based restricted stock units granted to our Named Executive Officers, see “—Agreements with Named Executive Officers” and “—Potential Payments and Benefits upon Termination or Change in Control” below.

Agreements with Named Executive Officers

Agreement with Dr. Klassen. In June 2020, we entered into an executive employment agreement with Dr. Klassen that governs the terms of his employment with us. Under the terms of his employment agreement, Dr. Klassen is entitled to an annual base salary of $450,000 (which was subsequently increased to $578,300 in February 2022 by our Board upon the recommendation of our Compensation Committee) and is eligible to receive an annual performance bonus of up to 50% of his base salary, as determined by our Board or our Compensation Committee. We also agreed to pay Dr. Klassen a one-time lump sum cash signing bonus of $100,000 which is subject to repayment by Dr. Klassen if his employment with us ceases under certain circumstances within the 24 months following his start date. Pursuant to his employment agreement, in June 2020 we granted two options to Dr. Klassen, one to purchase 970,822 shares of common stock, with an exercise price of $6.63 per share, subject to a four-year vesting schedule, 25% of which vested on June 8, 2021 and the balance vesting monthly over the remaining 36 months, subject to Dr. Klassen’s continued service with us. The second option granted to Dr. Klassen provided for the purchase of 57,107 shares of our common stock, with an exercise price of $6.63 per share, which was cancelled in 2020 because the vesting conditions were not satisfied. Dr. Klassen’s employment agreement provides that, if we terminate his employment without cause or he resigns his employment for good reason, in either case, Dr. Klassen will be eligible for continued base salary and payment for continued group healthcare benefit premiums for up to nine months; and if such termination or resignation occurs within three months preceding or 12 months immediately following the consummation of a change in control, the vesting of Dr. Klassen’s time-based options and all subsequent time-based equity compensation awards shall be fully accelerated such that on the effective date of his termination 100% of the time-based equity awards granted to Dr. Klassen prior to such termination shall be fully vested and immediately exercisable.

Millican Separation Agreement. In connection with Ms. Millican’s resignation from her position as Chief Financial Officer effective as of March 31, 2022, we entered into the Millican Separation Agreement on March 2, 2022. Under the Millican Separation Agreement, Ms. Millican received a one-time retention payment equal to $140,000 on her separation date of March 31, 2022 as consideration for her continued service through such date as our Chief Financial Officer, principal financial officer and principal accounting officer, and agreed to provide transitional consulting services to us for up to eight (8) hours per week in exchange for consulting fees of $16,000 per month through June 30, 2022. We agreed to permit the continued vesting and exercisability of Ms. Millican’s outstanding and unvested equity awards during this period in accordance with the terms and conditions of the applicable award agreements, subject to Ms. Millican’s agreement to a general release of claims in favor of Metacrine and its affiliates and continued compliance with her existing confidentiality and nondisclosure obligations.

Lee Separation Agreement. In connection with Ms. Lee’s resignation from her position as EVP, General Counsel and Corporate Secretary effective as of January 28, 2022, we entered into the Lee Separation Agreement on January 25, 2022. Under the Lee Separation Agreement, Ms. Lee agreed to provide consulting services to us through August 30, 2022, unless the agreement is terminated by either us or Ms. Lee upon two weeks’ prior written notice. During this consulting period, Ms. Lee will be paid a consulting fee equal to $8,500 per month and will be available for consultation as requested for up to 10 hours per month and will receive continued vesting and exercisability of any outstanding and unvested equity awards in accordance with the terms and conditions of the applicable award agreements.

Chen Consulting Agreement. In connection with Dr. Chen’s resignation from his position as Chief Medical Officer effective as of January 31, 2021, we entered into the Chen Consulting Agreement in January 2022. Under the Chen Consulting Agreement, Dr. Chen agreed to provide up to twelve (12) hours per week of advisory services to us in areas related to our clinical trials, in exchange for a consulting fee of $7,500 per month through May 7, 2022.

Dr. Klassen’s employment is at will and may be terminated by us at any time. Any potential payments and benefits due upon a qualifying termination of employment or a change in control are further described below under “—Potential Payments and Benefits upon Termination or Change in Control.”

Potential Payments and Benefits upon Termination or Change in Control

Regardless of the manner in which Dr. Klassen’s service terminates, he is entitled to receive amounts earned during his term of service, including unpaid salary and unused vacation, as applicable. Dr. Klassen is eligible to receive certain severance payments and stock award acceleration upon our termination of his employment without cause or his resignation for good reason, as provided above under “—Agreements with Named Executive Officers.”

Each of our Named Executive Officers holds stock options that were granted under and to subject to the general terms of each of our Amended and Restated 2015 Equity Incentive Plan (our “2015 Plan”) and our 2020 Plan. For Dr. Klassen, our only Named Executive Officer currently employed by us, in the event of a change in control where the acquirer does not assume awards granted under our 2015 Plan or our 2020 Plan, awards issued under these plans shall be subject to accelerated vesting such that 100% of the awards will become vested and exercisable or payable, as applicable, and which may be subject to such terms and conditions as apply generally to holders of common stock under the change in control documents. Ms. Millican, pursuant to the Millican Separation Agreement, and Ms. Lee, pursuant to the Lee Separation Agreement, are each entitled to continued vesting of their outstanding and unvested equity awards in accordance with the terms and conditions of the applicable award agreements during the periods in which they continue to provide consulting services to us, subject to the terms of their respective agreements.

Severance Benefit Plan

Our Compensation Committee and our Board of Directors have approved the Metacrine, Inc. Severance Benefit Plan (the “Severance Plan”), which provides for severance benefits for certain of our executives, including our Named Executive Officers, subject to execution and effectiveness of a release of claims. In the event of a covered termination, which is either a termination without cause (and other than as a result of death or disability) or a resignation for good reason, that occurs during the time period commencing three months prior to and ending 12 months following a change in control, Dr. Klassen will be entitled to a lump sum cash payment equal to 18 months of base salary plus an annual target cash bonus, up to 18 month of payment for continued group health plan benefits and full vesting acceleration of all outstanding equity awards.

In addition, the Severance Plan provides that in the event of a covered termination that occurs outside of the change in control period, Dr. Klassen will be entitled to a lump sum cash payment equal to 12 months of base salary and up to 12 months of payment for continued group health plan benefits.

We believe that these severance benefits are an important element of our executive compensation and retention program, which has particular importance in the context of a corporate transaction because providing change of control related severance benefits also should eliminate, or at least reduce, the reluctance of our executive officers to diligently consider and pursue potential transactions that may be in the best interests of our stockholders. We also believe that our severance benefit arrangements with our Named Executive Officers are consistent with compensation arrangements provided in a competitive market for executive talent and the events triggering payment represent appropriate hurdles for the severance benefits. We further believe that the benefits of such severance arrangements, including generally requiring a release of claims against us as a condition to receiving the severance benefits, are in the best interests of our company.

Perquisites, Health, Welfare and Retirement Benefits

Our Named Executive Officers, during their employment with us, are eligible to participate in our employee benefit plans, including our medical, dental, group term life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. In addition, we provide a 401(k) plan to our employees, including our Named Executive Officers, as discussed in the section below entitled “—401(k) Plan.”

We generally do not provide perquisites or personal benefits to our Named Executive Officers, except in limited circumstances. We do, however, pay a portion of the premiums for medical, dental, group term life, disability and accidental death and dismemberment insurance for all of our employees, including our Named Executive Officers. Our Board may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in our best interests.

401(k) Plan

We maintain a defined contribution employee retirement plan (our “401(k) Plan”), for our employees. Our Named Executive Officers are eligible to participate in the 401(k) Plan on the same basis as our other employees. Our 401(k) Plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). Our 401(k) Plan provides that each participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit, which is $19,500 for calendar years 2020 and 2021, respectively. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar years 2020 and 2021 may be up to an additional $6,500 above the statutory limit. We currently do not make matching contributions into our 401(k) Plan on behalf of participants. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.

Outstanding Equity Awards at Fiscal Year End

The following table shows certain information regarding outstanding equity awards as of December 31, 2021 for our Named Executive Officers.

	Option Awards(1)						Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($/share)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)
Preston Klassen, M.D.	6/9/2020	364,054	606,768	(3)	$6.63	6/8/2030
	2/10/2021	—	247,500	(3)	$10.09	2/9/2031
	6/1/2021						104,500	70,433
Patricia Millican	4/26/2018	66,176	4,412	(3)	$1.13	4/25/2028
	12/20/2018	63,308	10,809	(4)	$3.01	12/19/2028
	5/24/2020	31,040	47,390	(3)	$6.63	5/23/2030
	2/10/2021	—	90,000	(3)	$10.09	2/9/2031
	6/1/2021						61,350	41,350
Catherine Lee	8/21/2020	45,749	91,504	(3)	$10.51	8/20/2030
	2/10/2021	—	65,000	(3)	$10.09	2/9/2031
	6/1/2021						55,200	37,205
Hubert Chen, M.D.	12/20/2018	203,118	46,881	(4)	$3.01	12/19/2028
	5/24/2020	15,520	23,694	(3)	$6.63	5/23/2030
	2/10/2021	—	90,000	(3)	$10.09	2/9/2031
	6/1/2021						71,350	48,090

(1)

Equity awards with grant dates prior to September 4, 2020 were granted under our 2015 Plan. Equity awards with grant dates on or after September 4, 2020 were granted under our 2020 Plan. The terms of these plans are described below under the heading “Equity Compensation Plans.”

(2)

These option awards were granted with a per share exercise price equal to the fair market value of our common stock on the grant date, as determined in good faith by our Board, which is calculated using the closing price of our common stock as reported on the Nasdaq Global Market on the date of grant.

(3)

25% of the shares vested on the one-year anniversary of the grant date and the remaining shares shall vest in 36 equal monthly installments thereafter until fully vested. In addition, the vesting of the option accelerates upon certain terminations occurring in connection with certain change of control transactions as described below under “Potential Payments Upon Termination or Change of Control.”

(4)

Shares vest in 48 equal monthly installments following the grant date. In addition, the vesting of the option accelerates upon certain terminations occurring in connection with certain change of control transactions as described below under “—Potential Payments Upon Termination or Change of Control.”

(5)

In March 2022, our Board amended the vesting provisions of these performance-based restricted stock units such that 100% of the award will vest upon certification (in writing) by our Board or our Compensation Committee that we have achieved the Performance Goal. If achievement of the Performance Goal is not certified on or before May 15, 2022, all restricted stock units will terminate on that date.

(6)	Market value was calculated using the closing price of our common stock as reported on the Nasdaq Global Market on December 31, 2021, which was $0.67.

Equity Benefit Plans

The principal features of our equity plans are summarized below. These summaries are qualified in their entirety by reference to the actual text of the plans.

2020 Plan

Our Board adopted, and our stockholders approved, the 2020 Equity Incentive Plan (our “2020 Plan”) for the purpose of attracting, retaining and incentivizing our executive officers, employees, non-employee directors and other service providers. Our 2020 Plan provides for the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards, and other forms of equity compensation and cash bonus awards.

Authorized Shares. As of December 31, 2021, 2,661,970 shares of common stock were reserved for issuance pursuant to our 2020 Plan. The number of shares of common stock reserved for issuance under our 2020 Plan will automatically increase on January 1 of each year, beginning on January 1, 2021, and continuing through and including January 1, 2030, by 4% of the total number of shares of common stock outstanding on December 31 of the immediately preceding calendar year, or a lesser number of shares determined by our Board prior to the applicable January 1st. On January 1, 2022, the total number of shares available for issuance under the 2020 Plan was increased by 1,684,422 shares pursuant to this provision. The maximum number of shares that may be issued upon the exercise of Incentive Stock Options under our 2020 Plan is 18,500,000 shares. Shares issued under our 2020 Plan will be authorized but unissued or reacquired shares of common stock. Shares subject to awards granted under our 2020 Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, will not reduce the number of shares available for issuance under our 2020 Plan. Additionally, shares issued pursuant to awards under our 2020 Plan that we repurchase or that are forfeited, as well as shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award, will become available for future grant under our 2020 Plan.

Change in Control. If we experience a change in control, as defined in our 2020 Plan, in which outstanding equity-based awards will not be assumed or continued by the surviving entity, unless otherwise provided in an award agreement, then contingent upon the closing of the transaction, the participant will fully vest in and, to the extent applicable, have the right to exercise all of his or her share awards. In addition, all restrictions on share awards will lapse, and, with respect to any share award with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. Unless otherwise determined by our Board, we will notify the participant in writing or electronically that any options or share appreciation rights held by the participant with accelerated vesting will be exercisable for a period of time determined by our Board in its sole discretion, and the options or share appreciation rights will terminate upon the expiration of that period. The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability or settlement in the event of a change in control. Under our 2020 Plan, a change in control is generally (i) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction, (ii) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity, (iii) a consummated sale, lease or exclusive license or other disposition of all or substantially all of our consolidated assets and (iv) certain dissolutions and liquidations.

2015 Plan

Our Board and our stockholders approved our 2015 Plan in January 2015, which was subsequently amended by our Board and stockholders, most recently in March 2020. Our 2015 Plan provided for the grant of stock options, stock appreciation rights, restricted stock awards and restricted stock unit awards.

Authorized Shares. After the adoption of our 2020 Plan, no additional stock awards have been or will be granted under our 2015 Plan. All outstanding stock awards granted under our 2015 Plan that are repurchased, forfeited, expire or are cancelled will become available for grant under our 2020 Plan in accordance with its terms. However, our 2015 Plan will continue to govern the terms and conditions of the outstanding awards granted under our 2015 Plan. Our Board has the authority to amend, suspend, or terminate our 2015 Plan, provided that such action does not impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. Unless terminated sooner, the 2015 Plan will automatically terminate on January 28, 2025. No stock awards may be granted under our 2015 Plan while it is suspended or after it is terminated.

Change in Control. In the event of a merger or certain specified change in control transactions, each outstanding stock award will be treated as the plan administrator determines without a participant’s consent, including providing that: (i) stock awards will be assumed, or substantially equivalent stock awards will be substituted, by the acquiring or succeeding entity with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to the participant, that the participant’s stock awards will terminate upon or immediately prior to the consummation of the merger or change in control; (iii) outstanding stock awards will vest and become exercisable or payable, or restrictions applicable to the stock awards will lapse, in whole or in part, prior to or upon consummation of the merger or change in control, and to the extent determined by the plan administrator, the stock awards will terminate upon or immediately prior to the merger or change in control; (iv) the termination of a stock award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of the stock award or realization of the participant’s rights with respect to the stock award as of the date of the occurrence of the transaction (including termination for no payment if no amount would have been attained upon exercise of the stock award or realization of the participant’s rights with respect to the stock award), or the replacement of the stock award with other rights or property selected by the plan administrator in its sole discretion; or (iv) any combination of the foregoing.

2020 Employee Stock Purchase Plan

General. In September 2020, our Board adopted, and our stockholders approved, our 2020 Employee Stock Purchase Plan (our “ESPP”). The purpose of our ESPP is to secure the services of new employees, to retain the services of existing employees and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates. Any of our employees or those of our designated affiliates may participate in our ESPP, except that such employees may have to satisfy one or more of the following service requirements, as determined by our Board: (i) being customarily employed for more than 20 hours per week; (ii) being customarily employed for more than five months per calendar year; or (iii) continuous employment with us or one of our affiliates for a period of time (not to exceed two years). No employee may purchase shares under our ESPP at a rate in excess of $25,000 worth of our common stock based on the fair market value per share of our common stock at the beginning of an offering for each year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under our ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of our outstanding capital stock measured by vote or value pursuant to Section 424(d) of the Code.

Authorized Shares. As of December 31, 2021, we had 583,605 shares of common stock reserved for future purchase by our eligible employees. In addition, the number of shares of common stock available for purchase by our eligible employees under the ESPP will automatically increase annually on January 1 of each year, in an amount equal to the lesser of (i) 1% of the total number of issued and outstanding shares of our common stock as of December 31 of the immediately preceding year, or (ii) a number of shares determined by our Board. Notwithstanding the foregoing, our Board may act prior to January 1 of any year to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of common stock than would otherwise occur pursuant to the preceding sentence. On January 1, 2022, the total number of shares available for issuance under the ESPP was increased by 421,105 shares pursuant to this provision.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2021:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
Equity Incentive Plans (1)	3,893,785	$6.17	(2)	2,661,970	(3)
2020 Employee Stock Purchase Plan	—	—		583,605	(4)
Equity compensation plans not approved by security holders	—	—		—

Total	3,893,785	$6.17		3,245,575

(1)

Consists of our 2020 Plan and our 2015 Plan. Following the adoption of our 2020 Plan, no additional stock awards have been or will be granted under our 2015 Plan. Any shares becoming available under our 2015 Plan by repurchase, forfeiture, expiration or cancellation will become available for grant under our 2020 Plan.

(2)	This amount represents the weighted average exercise price for the total number of outstanding options. No such value is included for restricted stock units.
(3)

The number of shares of common stock reserved for issuance under our 2020 Plan will automatically increase on January 1 of each year by 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board (which may be zero). Pursuant to the terms of the 2020 Plan, the number of shares available under our 2020 Plan was increased by 1,684,422 shares effective January 1, 2022.

(4)

The number of shares of common stock reserved for issuance under the ESPP will automatically increase on January 1 of each year by the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or (ii) number of shares determined by our Board. Pursuant to the terms of the ESPP, the number of shares available under the ESPP increased by 421,105 shares effective January 1, 2022.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures Regarding Transactions with Related Parties

We have adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds or will exceed $120,000 or, during such time as we qualify as a “smaller reporting company,” the lesser of (1) $120,000 or (2) 1% of the average of our total assets for the last two completed fiscal years. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or a holder of more than 5% of our capital stock, including any of their immediate family members, and any entity owned or controlled by such persons.

Certain Related-Party Transactions

The following includes a summary of transactions since January 1, 2020 to which we have been a party, in which the amount involved in the transaction exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Director Compensation” and “Executive Compensation.” We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that we would pay or receive, as applicable, in arm’s-length transactions with unrelated third parties.

Investor Rights Agreement

In connection with our August 2019 loan and security agreement with K2 HealthVentures Equity Trust LLC (“K2”), we amended and restated our investor rights agreement with certain of our stockholders to provide certain piggyback registration rights to K2 upon exercise of the warrant issued in connection with the loan agreement. The registration rights will terminate upon the earliest of (i) the closing of a deemed liquidation event, as defined in our amended and restated certificate of incorporation, as currently in effect, (ii) with respect to each stockholder, the date when such stockholder can sell all of its registrable shares without limitation during a three-month period without registration pursuant to Rule 144 of the Securities Act or another similar exemption under the Securities Act and (iii) five years after the completion of our IPO.

Lease Termination Agreement

In March 2022, we entered into a lease termination agreement with the landlord of our former corporate headquarters in San Diego, California (the “Lease Termination Agreement”) to accelerate the termination of our corporate lease. As consideration for our landlord’s acceleration of the lease termination date, we agreed to sell certain items of personal property to Belharra Therapeutics, Inc. (“Belharra”) on the expiration date of the lease. On March 31, 2022, we sold this personal property (consisting of furniture, fixtures and equipment specified in the Lease Termination Agreement) on an “as is, where is” condition to Belharra for $700,000 via a bill of sale that contained no representations or warranties. Jeffrey Jonker, a current Board member, currently serves as the Chief Executive Officer of Belharra.

Indemnification Agreements

We have entered into and intend to continue to enter into indemnification agreements with each of our directors and certain of our officers. The indemnification agreements, our amended and restated certificate of incorporation and our amended and restated bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Other Transactions

We have entered into various employment related agreements and compensatory arrangements with our directors and executive officers that, among other things, provide for compensatory and certain severance and change of control benefits. For a description of these agreements and arrangements, see the sections titled “Director Compensation” and “Executive Compensation—Agreements with Named Executive Officers.”

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2021, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with except for one Form 4 filed jointly by New Enterprise Associates 16, L.P., NEA Partners 16, L.P. and NEA 16 GP, LLC covering one transaction on December 10, 2021 that was filed late on December 27, 2021.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our Proxy Materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Metacrine, Inc. Direct your written request to Metacrine, Inc., 4225 Executive Square, Suite 600, San Diego, CA 92037, Attn: Secretary (or call (858) 369-7800) and we will promptly deliver the requested documents or notice. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

Our Board knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

A copy of the 2021 Annual Report is available without charge upon written request to: Metacrine, Inc., 4225 Executive Square, Suite 600, San Diego, CA 92037, Attn: Secretary.

By Order of the Board of Directors

/s/ Preston Klassen

Preston Klassen, M.D.,
President and Chief Executive Officer

San Diego, California

April 7, 2022

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go To: www.proxypush.com/MTCR
• Cast your vote online
• Have your Proxy Card ready
P.O. BOX 8016, CARY, NC 27512-9903	• Follow the simple instructions to record your vote
PHONE Call 1-866-858-8958
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions
MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided

Metacrine, Inc.
2022 Annual Meeting of Stockholders
For stockholders of record as of March 29, 2022

TIME:	Wednesday, May 18, 2022 at 8:00 AM, Pacific Time

PLACE:	Annual Meeting to be held via live webcast - please visit

www.proxydocs.com/MTCR for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Preston Klassen and Michael York (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each or either of them, to vote all the shares of capital stock of Metacrine, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, Pacific Time on May 18, 2022, to be held virtually, via live webcast at www.proxydocs.com/MTCR, and any adjournment, continuation, or postponement thereof (the “Annual Meeting”), upon the matters specified and upon such other matters as may be properly brought before the Annual Meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the Annual Meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Metacrine, Inc.

2022 Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1 AND 2

PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS

1. Election of Class II Directors
	FOR		WITHHOLD
1.01 Richard Heyman, Ph.D.	☐		☐	FOR

1.02 Ronald Evans, Ph.D.	☐		☐	FOR

	FOR	AGAINST	ABSTAIN
2. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022	☐	☐	☐	FOR

You must register to attend the Annual Meeting online and/or participate at www.proxydocs.com/MTCR

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date	Signature (if held jointly) Date